Exhibit 10(u)

Notice of Grant of Stock Appreciation Right and Grant Agreement

ID: «SSN»

«FIRST_NAME» «MIDDLE_NAME» «LAST_NAME»

«EXTRA_FIELD_1»

It is a pleasure to inform you that you are hereby granted an award of stock appreciation rights (“SARs”) subject to the terms and conditions of this Notice and the terms of the Fifth Third Bancorp Incentive Compensation Plan (the “Plan”):

SAR Grant Number	_______
Date of Grant	__________, ____
Plan	Incentive Compensation Plan
Total Number of SARs Granted	_______
Grant Date Price Per Share of Stock	$_____

These stock appreciation rights will vest and become exercisable as follows:

Shares	Date

This Award will expire on             ,         .

Upon exercise, you will be entitled to a payment in the form of shares of Stock with a fair market value equal to the fair market value of a share of Stock at the date of exercise over the grant date price per share of Stock, multiplied by the number of SARs exercised.

This Award of stock appreciation rights will expire by its own terms unless accepted within sixty days of the date hereof.

For Fifth Third Bancorp:

George A. Schaefer, Jr. President & CEO	Date

Participant	Date